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                                                                  EXHIBIT 10.12


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT ("AGREEMENT") is entered into by and between, TeleHub Communications Corporation, a Nevada corporation, with offices at 2033 North Main Street, Suite 340, Walnut Creek, California 94596 and 1375 Tri-State Parkway, Suite 250, Gurnee, Illinois 60031 (the "EMPLOYER"), and Richard M. Harmon, an individual residing at 610 Lochmoor Drive, Danville, CA 94526 ("EXECUTIVE"). This Agreement is executed on the date last written at the signature blocks below and supercedes the employment agreement entered into by the parties dated as of January 2, 1997. The effective date of this Agreement is May 4, 1998 ( "EFFECTIVE DATE ").


                                R E C I T A L S

     WHEREAS, Employer desires to hire and employ Executive.

     WHEREAS, Executive desires to become an employee of Employer;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. EMPLOYMENT. Employer, its subsidiaries and Affiliates (collectively, the "COMPANY") agree to employ Executive, and Executive hereby agrees to be employed by the Company on a full-time basis. For the purpose of this Agreement, the term "AFFILIATE" means a person, firm or corporation that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control of Employer. Executive represents and warrants that the execution of this Agreement and his performance under this Agreement does not breach any other agreement and does not require the consent of any other person.

2. DUTIES. Executive shall perform the duties as assigned by the Company from time to time and shall serve the Company faithfully and to the best of Executive's ability. The Executive will hold, without additional compensation, such other positions for the Company to which Executive may be appointed or elected from time to time. In its sole discretion the Company may, from time to time, change Executive's title or responsibility. Executive's conduct must promote the best interests of the Company and must not discredit the Company, its products or services.

3. EXCLUSIVITY. Executive shall devote substantially his full business time, efforts, attention, skill and energy to the Company's business. Executive shall disclose all other business activities to the Company and Executive shall not engage in any other business activity that requires significant personal services by Executive. After notifying the Company, Executive may take reasonable personal time for:

     3.1. personal investments that do not require significant services by Executive;
     3.2.  participation in volunteer or charitable activities;
     3.3.  participation in industry-related organizations;

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     3.4.  with prior Board approval, serving as a Director for other companies;
and
     3.5.  activities approved in advance by the Board;
except that Executive shall cease any such outside activity if the Company determines that such activity will interfere or conflict with the Company's interests.

4. CONFLICTS OF INTEREST. Executive shall not engage in any activity that, in the Company's judgment, may interfere or conflict with the proper performance of Executive's duties or the Company's interest. If Executive has any interest in a proposed transaction involving the Company, that interest must be fully disclosed to the Company and the Company must approve of the transaction.

5. INVENTIONS AND CONFIDENTIALITY. Executive acknowledges that TeleHub is in a unique, world-wide business and has expended significant amounts to develop its proprietary products and services and, by reason of Executive's position with the Company, Executive will have access to Confidential Information, proprietary information and other intellectual property of the Company. As a condition to the Executive's employment with the Company, the Executive agrees to and has executed and delivered to the Company, the Invention Assignment and Confidentiality Covenant ("COVENANT"), the terms of which are hereby incorporated into and made part of this Agreement. Executive agrees that the restrictions contained in the Covenant are fair, reasonable and necessary.

6. COMPENSATION AND BENEFITS. In consideration of the services to be rendered pursuant to this Agreement, Executive shall receive the following compensation and benefits during the term of his employment:

     6.1. Salary. The Company shall pay Executive an annual base salary, payable semimonthly in arrears. The annual base salary during the term hereof shall be $165,000.00 ("SALARY").
     6.2. Bonus. The Company will pay Executive an incentive bonus up to fifty percent (50%) of Executive's base Salary per year ("BONUS") based upon Executive's accomplishments of objectives that are mutually defined and agreed upon between, and documented by, Executive and the Company. The Company shall pay Executive's Bonus ninety (90) calendar days after the close of the Company's fiscal year. The Company's Board of Directors, with the advice of Executive's supervisor, shall annually review the amounts of Executive's base Salary and Bonus.
     6.3. Benefits. The Company may provide Executive with such insurance plans, hospitalization plans, retirement plans and other executive benefits that are generally provided to executive employees of the Company and for which Executive is eligible under the terms and conditions thereof.
     6.4. Reimbursement of Expenses. Upon receipt of an itemized accounting of such expenses with acceptable supporting documentation, the Company shall promptly reimburse Executive for all reasonable and necessary out-of-pocket expenses incurred by Executive in connection with the business of the Company and in performance of Executive's duties under this Agreement in accordance with Company policy.
     6.5. Car Allowance. The Company shall pay Executive a car allowance of $450.00 per month, in addition to Executive's other compensation.

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7.   DURATION.  Executive's employment shall commence on the Effective Date and continue until terminated in accordance with Section 8. The initial term of Executive's employment shall be four (4) years ("INITIAL TERM"), and shall be automatically renewed for additional terms of one (1) year unless earlier terminated pursuant to the terms of this Agreement. After termination of Executive's employment, the applicable provisions of Sections 5 and 8 shall remain in full force and effect until the time specified in each such section.

8.   TERMINATION.  Executive's employment may be terminated as follows:

     8.1. Expiration of Term. Upon written notice by either party delivered at least thirty (30) calendar days before the expiration of the Initial Term or renewal term (collectively, "TERM"), Executive's employment will terminate at the expiration of the then current Term.
     8.2. Death. If Executive dies during the Term of his employment, the Company shall pay his estate the compensation that would otherwise be payable to him for the month in which his death occurs, and his employment shall be deemed terminated on the last day of such month.
     8.3. Cause. The Company may immediately terminate Executive's employment at any time for:

           8.3.1. non-performance or gross negligent performance by Executive of any material duties which continues after fifteen (15) calendar days' written notice specifying such non-performance or gross negligent performance; or
           8.3.2. the commission of any theft, fraud, embezzlement or similar crime involving the commission of any felony; for acts of dishonesty or moral turpitude; for violation of Company policy or applicable local, state or federal laws or regulations, including anti-discrimination laws or securities laws; or for violation of other laws which causes material economic damage to the Company or material damage to the business reputation of the Company; or for a material breach of any provision of this Agreement.

     8.4. Demotion. The Executive may terminate Executive's employment with the Company upon thirty (30) calendar days' written notice if the Company assigns the Executive to a position of lower responsibility and Executive rejects such assignment.
     8.5. Discretion. Either party, in its sole discretion, may terminate Executive's employment at any time upon thirty (30) calendar days' prior written notice.
     8.6. Change of Control. Either party may terminate Executive's employment upon at least thirty (30) calendar days' written notice upon the occurrence of any of the following events:

           8.6.1. sale by the Company of substantially all of its assets to a single purchaser or associated group of purchasers who are not Affiliates of the Company;
           8.6.2. sale, exchange or other disposition in one transaction of 35 % or more of the outstanding voting stock of the Company to persons, firms or corporations who are not Affiliates of the Company;
           8.6.3. merger or consolidation of the Company in a transaction not involving an

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                  Affiliate of the Company in which the shareholders of the
                  Company receive less than 50 % of the outstanding voting stock of the new continuing corporation or successor entity;
           8.6.4. a bona fide decision by the Company to terminate its business and liquidate its assets (but only if such liquidation is not part of a plan to carry on the Company's business through its shareholders).

     8.7. Severance. If Executive's employment is terminated pursuant to Subsection 8.4 or 8.6 hereof, or the Company terminates Executive's employment pursuant to Subsection 8.5 hereof, the Company shall pay Executive a Termination Fee equal to one-hundred percent (100%) of Executive's annual Salary, plus Benefits, plus the Bonus specified in Section 6.2 hereof; if Executive's employment is terminated during the first year of employment, the Bonus will be fifty percent (50%) of Executive's annual Salary pro-rated for the portion of the year served; otherwise the Bonus will be the amount of the previous year's Bonus pro rated for the portion of the year served. Such Bonus shall be paid within ninety (90) calendar days of Executive's termination. Payments to be made pursuant to this paragraph shall only be made upon Executive's execution of a standard release waiving all claims against the Company.

9. SECURITIES MATTERS. Since the Executive will have access to Confidential Information. Executive's ability to engage in securities transactions (including securities issued by the Company and by others) will be limited. Executive agrees to:

     9.1. not engage in any transactions that intentionally or knowingly violate federal and state securities laws;
     9.2.  file all reports required by securities regulatory authorities;
     9.3. provide information about securities transactions when requested by the Company;
     9.4.  follow written Company policies concerning securities transactions;
     9.5. execute any "lock-up" agreements or other restrictions on transactions, which are fully consistent with requests of other Executives, when requested by the Company; and
     9.6.  comply with securities law requirements for all transactions.

While Executive may request the Company's permission to engage in proposed securities transactions, Executive is still responsible for compliance with applicable legal requirements.

10. INJUNCTIVE RELIEF. Upon a material breach or threatened material breach by Executive of any of the provisions of Sections 3, 4, 5 and 9 of this Agreement, or any term of the Covenant, the Company shall be entitled to institute and prosecute proceedings in any court of competent jurisdiction either in law or in equity to obtain the specific performance thereof by Executive or to enjoin Executive from violating the provisions hereof. Pending the outcome of any such litigation, Company shall be entitled to obtain injunctive or other relief, without bond. If the Company takes such legal action, the prevailing party, as part of its damages, shall be entitled to recover its legal fees and expenses incurred in such action from the other party.


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11.  SEVERABILITY.  It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement shall be adjudicated to be invalid or unenforceable, then the remaining provisions will continue in full force and effect.

12. NOTICES. All communications, requests, consents and other notices under this Agreement shall be given in writing and delivered by courier, registered or certified mail (postage prepaid), return receipt requested, and shall be effective upon delivery. Notices to the Company shall be delivered to the attention of the General Counsel at TeleHub's Walnut Creek address written above, and Notices to Executive shall be delivered to the Executive's address written above.

13. GOVERNING LAW; JURISDICTION. This Agreement shall be governed by California law, irrespective of choices of law principles. The parties agree that any action brought pursuant to the terms of this Agreement shall be brought in, and the parties hereby submit exclusively to, the personal jurisdiction and venue of the state and federal courts in or presiding over Walnut Creek, California.

14. ASSIGNMENT. The Company may assign its rights and obligations under this Agreement to any successor corporation or to any acquirer of substantially all of the business of the Company, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by or against any such assignee. Neither this Agreement nor any rights or duties hereunder may be assigned or delegated by Executive.

15. NO WAIVER. A waiver by either party of any breach of this Agreement shall not be a waiver for any preceding or succeeding breach. A waiver by either party of any right under this Agreement shall not be construed as a waiver of any other right.

16. AMENDMENTS. No provision of this Agreement shall be altered, amended, revoked or waived, except by an instrument in writing, signed by the Company and Executive.

17. BINDING EFFECT. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and assigns.

18. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19. ENTIRE AGREEMENT. This Agreement together with the Invention Assignment and Confidentiality Covenant set forth the entire agreement and understanding of the parties related to the subject matter of this Agreement and supersede all prior and contemporaneous understandings, agreements or representations by or between the parties, whether written or oral.

20. DISPUTES. Other than an action brought under Section 10, which may be brought directly

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in any court of competent jurisdiction, any dispute or controversy arising under, out of, in connection with or in relation to this Agreement or the employment of Richard M. Harmon and the Company or the termination of employment of Richard M. Harmon with the Company, including any claims under Tide VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Family and Medical Leave Act, and any ocher federal, state or local statute, regulation or ordinance perching to employment, shall be finally determined and settled by arbitration. Arbitration shall be initiated by one party making written demand upon the other party and simultaneously filing the demand together with required fees in the office of the American Arbitration Association in Walnut Creek, California. The arbitration proceeding shall be conducted in Walnut Creek, California by a single arbitrator in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association, except as otherwise provided herein. Discovery shall be permitted to the extent ordered by the arbitrator in compliance with and pursuant to the Employment Dispute Resolution Rules of the American Arbitration Association. The arbitration award shall be a final and binding determination of the dispute and shall be fully enforceable as an arbitration award in any court having jurisdiction and venue over such parties. The prevailing party (as determined by the arbitrator) shall be awarded by the arbitrator such party's attorneys' fees, costs and expenses in connection with such proceeding, in addition to any other relief that may be granted.

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the "EFFECTIVE DATE" as stated above.

COMPANY:        TeleHub Communications Corporation,
                a Nevada corporation


Date:  5/4/98                              Date:  5/4/98
     ----------                                 ----------


By:  /s/ Donald H. Sledge                  By:  /s/ Richard M. Harmon
     ---------------------------------          --------------------------------
     Donald H. Sledge, President & CEO          Richard M. Harmon










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                       AMENDMENT TO EMPLOYMENT AGREEMENT

     The EMPLOYMENT AGREEMENT ("Agreement") entered into by and between TELEHUB COMMUNICATIONS CORPORATION, a Nevada corporation, with offices at 2033 Main Street, Suite 340, Walnut Creek, California 94596 and 1375 Tri-State Parkway, Suite 250, Gurnee, Illinois 60031 (the "Employer"), and RICHARD M. HARMON, an individual residing 610 Lochmoor Drive, Danville, California 94526 ("Executive"), is hereby amended as of May 4, 1998 ("Effective Date").

                                R E C I T A L S

     WHEREAS, Employer and Executive entered into an Employment Agreement dated May 4, 1998 ("May 4 Employment Agreement") which provided for the employment of Executive;

     WHEREAS, Employer and Executive desire to amend the Employment Agreement to add additional provisions;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

     1. The compensation and benefits provision of the May 4 Employment Agreement dated May 4, l998 is amended to add Section 6.6, 6.7 and 6.8 as follows:

            6.6. Stock Options. The Company has created stock option plans for directors, officers and employees. Executive will be eligible to receive stock options in accordance with the terms of such plans.

            6.7. Mortgage. The Company agrees to loan up to Four Hundred Thousand Dollars ($400,000.00) for the purchase of a home in Illinois. The loan will be for a period of seven (7) years, and will be secured by a deed of trust on Executive's home. Interest will accrue on the loan for the first three years. Therefore, principal and interest will be amortized monthly starting the fourth year from the date of execution of the loan with the balance due at the end of the seventh year from the date of execution of the loan.

            6.8. Club Membership. The Company shall pay reasonable initial membership fee not to exceed Fifty Thousand Dollars U.S. (U.S. $50,000.00) for Executive in a club of Executive's.







                       AMENDMENT TO EMPLOYMENT AGREEMENT
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     2.  The Agreement is amended to add Section 21 as follows:

         21. COVENANT NOT TO COMPETE. Since Executive will be a key employee of the Company, Executive shall have access to Confidential Information, and the national scope of the Company's proposed business, Employee agrees that the restrictions on his future activities contained in this Section are fair, reasonable and necessary.

           21.1. Covenant Period. The covenants contained in this Section shall continue until one year after the later of:
              21.1.1.   termination of Executive's employment;
              21.1.2. the Company receives revenue from wholesale long distance services;
              21.1.3. the Company receives revenue from Open Access Mediation Services; or
              21.1.4. the Company becomes subject to the reporting requirements of sections 12 or 15(d) of the federal Securities Exchange Act of 1934.
           (the "Covenant Period"). Subsections 21.1.2, 21.1.3, and 21.1.4 do not apply if they have not occurred within one year after termination of Executive's employment.

           21.2. Restrictions on Future Employment. Until the Covenant Period expires, Executive shall not, directly or indirectly, own, manage, operate, control, be employed by, assist or participate in the ownership, management, operation or control of a business operating in the United States that is engaged in the following activities:
              21.2.1. the provision of management, billing and control services using Advanced Intelligent Network technologies;
              21.2.2. the provision of wholesale long distance services using Asynchronous Transfer Mode techniques: or
              21.2.3.   the provision of Open Access Mediation Services.
           This restriction applies whether or not the Company is authorized to provide and actually provides such services during of Executive's employment by the Company

           21.3.  Non-solicitation. Executive shall not directly or indirectly:
              21.3.1   induce any employee of the Company to leave the employ
                        of the Company;
              21.3.2. interfere with the relationship between the Company and any employee;



                       AMENDMENT TO EMPLOYMENT AGREEMENT
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              21.3.3.   hire any Company employee to work for any organization
                        of which Executive is an officer, director, employee, consultant, independent contractor or owner of an equity or other financial interest; or
              21.3.4. solicit or service any actual or prospective supplier, client, customer of the Company who was solicited or serviced during Executive's employment;
              21.3.5. interfere or attempt to interfere with any transaction involving the Company;
           until the Covenant Period expires.



     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


COMPANY:              TELEHUB COMMUNICATIONS CORPORATION,
                              a Nevada corporation


                      By:   /s/ Donald H. Sledge
                            ---------------------------------------------
                            Donald H. Sledge, Chief Executive Officer




EXECUTIVE:                  /s/ RICHARD M. HARMON
                      ---------------------------------------------------
                                RICHARD M. HARMON











                      AMENDMENT TO EMPLOYMENT AGREEMENT
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